                                                                EXHIBIT 4(a)





                                CREDIT AGREEMENT

                            DATED AS OF JUNE 30, 2003

                                      AMONG

                           COACHMEN INDUSTRIES, INC.,


                            THE LENDERS NAMED HEREIN,


                                       AND


                             BANK ONE, INDIANA, N.A.


                             AS ADMINISTRATIVE AGENT

                         BANK ONE CAPITAL MARKETS, INC.
                       LEAD ARRANGER AND SOLE BOOK RUNNER

                                TABLE OF CONTENTS



ARTICLE I. DEFINITIONS.........................................................1
ARTICLE II. THE CREDITS.......................................................13
   2.1.     Commitment........................................................13
   2.2.     Required Payments, Termination....................................14
   2.3.     Ratable Loans.....................................................14
   2.4.     Types of Advances.................................................14
   2.5.     Swing Line Loans..................................................14
   2.6.     Commitment Fee Reductions in Aggregate Commitment.................16
   2.7.     Minimum Amount of Each Advance....................................16
   2.8.     Optional Principal Payments.......................................16
   2.9.     Method of Selecting Types and Interest Periods for New Advances...17
   2.10.    Conversion and Continuation of Outstanding Advances...............17
   2.11.    Changes in Interest Rate, etc.....................................18
   2.12.    Rates Applicable After Default....................................18
   2.13.    Method of Payment.................................................18
   2.14.    Noteless Agreement; Evidence of Indebtedness......................19
   2.15.    Telephonic Notices................................................19
   2.16.    Interest Payment Dates; Interest and Fee Basis....................20
   2.17.    Notification of Advances, Interest Rates, Prepayments and Commitment
   Reductions and Increases...................................................20
   2.18.    Lending Installations.............................................20
   2.19.    Non-Receipt of Funds by the Agent.................................21
   2.20.    Facility LCs......................................................21
ARTICLE III. YIELD PROTECTION; TAXES..........................................25
   3.1.     Yield Protection..................................................25
   3.2.     Changes in Capital Adequacy Regulations...........................26
   3.3.     Availability of Types of Advances.................................27
   3.4.     Funding Indemnification...........................................27
   3.5.     Taxes.............................................................27
   3.6.     Lender Statements; Survival of Indemnity..........................29
ARTICLE IV. CONDITIONS PRECEDENT..............................................30
   4.1.     Effectiveness.....................................................30
   4.2.     Each Credit Extension.............................................32
ARTICLE V. REPRESENTATIONS AND WARRANTIES.....................................32
   5.1.     Existence and Standing............................................32
   5.2.     Authorization and Validity........................................32
   5.3.     No Conflict; Government Consent...................................32
   5.4.     Financial Statements..............................................33
   5.5.     Material Adverse Change...........................................33
   5.6.     Taxes.............................................................33
   5.7.     Litigation and Contingent Obligations.............................33
   5.8.     Subsidiaries......................................................34
   5.9.     ERISA.............................................................34

   5.10.    Accuracy of Information...........................................34
   5.11.    Regulation U......................................................34
   5.12.    Material Agreements...............................................34
   5.13.    Compliance With Laws..............................................34
   5.14.    Ownership of Properties...........................................35
   5.15.    Plan Assets; Prohibited Transactions..............................35
   5.16.    Environmental Matters.............................................35
   5.17.    Investment Company Act............................................35
   5.18.    Public Utility Holding Company Act................................35
   5.19.    Insurance.........................................................35
   5.20.    Solvency; No Bankruptcy Filing....................................35
ARTICLE VI. COVENANTS.........................................................36
   6.1.     Financial Reporting...............................................36
   6.2.     Use of Proceeds...................................................38
   6.3.     Notice of Default.................................................38
   6.4.     Conduct of Business...............................................38
   6.5.     Taxes.............................................................38
   6.6.     Insurance.........................................................38
   6.7.     Compliance with Laws..............................................38
   6.8.     Maintenance of Properties.........................................38
   6.9.     Inspection........................................................39
   6.10.    Dividends.........................................................39
   6.11.    Indebtedness......................................................39
   6.12.    Merger............................................................39
   6.13.    Sale of Assets....................................................39
   6.14.    Investments and Acquisitions......................................40
   6.15.    Liens.............................................................41
   6.16.    Affiliates........................................................42
   6.17.    Guarantors; Pledge of Stock of Foreign Subsidiaries...............42
   6.18.    Financial Covenants...............................................42
   6.19.    Bank Accounts.....................................................43
   6.20.    COA Finance.......................................................43
   6.21.    Prepayment of Other Debt..........................................43
   6.22.    Certain Agreements................................................43
ARTICLE VII. DEFAULTS.........................................................43
ARTICLE VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES..................46
   8.1.     Acceleration; Facility LC Collateral Account......................46
   8.2.     Amendments........................................................47
   8.3.     Preservation of Rights............................................48
ARTICLE IX. GENERAL PROVISIONS................................................48
   9.1.     Survival of Representations.......................................48
   9.2.     Governmental Regulation...........................................48
   9.3.     Headings..........................................................49
   9.4.     Entire Agreement..................................................49
   9.5.     Several Obligations; Benefits of this Agreement...................49
   9.6.     Expenses; Indemnification.........................................49


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   9.7.     Numbers of Documents..............................................50
   9.8.     Accounting........................................................50
   9.9.     Severability of Provisions........................................50
   9.10.    Nonability of Lenders.............................................50
   9.11.    Confidentiality...................................................50
   9.12.    Nonreliance.......................................................51
   9.13.    Disclosure........................................................51
ARTICLE X. THE AGENT..........................................................51
   10.1.    Appointment; Nature of Relationship...............................51
   10.2.    Powers............................................................51
   10.3.    General Immunity..................................................51
   10.4.    No Responsibility for Loans, Recitals, etc........................51
   10.5.    Action on Instructions of Lenders.................................52
   10.6.    Employment of Agents and Counsel..................................52
   10.7.    Reliance on Documents; Counsel....................................52
   10.8.    Agent's Reimbursement and Indemnification.........................52
   10.9.    Notice of Default.................................................53
   10.10.   Rights as a Lender................................................53
   10.11.   Lender Credit Decision............................................53
   10.12.   Successor Agent...................................................53
   10.13.   Agent and Arranger Fees...........................................54
   10.14.   Delegation to Affiliates..........................................54
   10.15.   Collateral Releases...............................................54
ARTICLE XI. SETOFF; RATABLE PAYMENTS..........................................54
   11.1.    Setoff............................................................54
   11.2.    Ratable Payments..................................................55
ARTICLE XII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS................55
   12.1.    Successors and Assigns............................................55
   12.2.    Participations....................................................55
   12.3.    Assignments.......................................................56
   12.4.    Dissemination of Information......................................57
   12.5.    Tax Treatment.....................................................57
ARTICLE XIII. NOTICES.........................................................57
   13.1.    Notices...........................................................57
   13.2.    Change of Address.................................................58
ARTICLE XIV. COUNTERPARTS.....................................................58
ARTICLE XV. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL......58

                                CREDIT AGREEMENT
     This Agreement, dated as of June 30, 2003, is among Coachmen Industries, Inc., the Lenders, and Bank One, Indiana, N.A., as Administrative Agent.

                                   ARTICLE I.
                                   DEFINITIONS

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Advance" means a borrowing hereunder, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. As of the date hereof, the Aggregate Commitment is $35,000,000.

     "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Fee Rate" means at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) and Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

     "Applicable Margin" means, with respect to Eurodollar Advances and Floating Rate Advances at any time, the percentage rate per annum which is applicable at such time with respect to such Advances as set forth in the Pricing Schedule.

     "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the chief executive officer, president, chief operating officer, chief financial officer, chief accounting officer or treasurer of the Borrower, acting singly.

     "Available  Aggregate   Commitment"  means,  at  any  time,  the  Aggregate
Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

     "Bank One" means Bank One, Indiana, N.A., a national banking association having its main office in Chicago, Illinois, in its individual capacity, and its successors.

     "Borrower" means Coachmen Industries, Inc., an Indiana corporation, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.9.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's at the time of investment therein,
(iii) demand  deposit  accounts  maintained in the ordinary  course of business,
(iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, (v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iv) above, (vi) short-term obligations consisting of discount notes issued by the Federal National Mortgage Association (FNMA), the Federal Farm Credit Banks Funding Corporation (FFCB), the Federal Home Loan Bank System (FHLB), the Student Loan Marketing Association (SLMA) or the Federal Home Loan Mortgage Corporation (FHLMC), and (vii) shares of money market mutual funds having net assets in excess of $500,000,000 the investments of which are limited to one or more of the types of investments described in clauses (i), (ii), (iii), (iv),
(v) and (vi) above, provided that such mutual funds have maturities which occur or redemption or withdrawal rights which are exercisable no later than one year from the date of investment; and provided further in the case of investments described in clauses (i) through (vi) above, that the same provide for payment of both principal and interest (and not principal alone or interest alone) and are not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower or (ii) the majority of the Board of Directors of the Borrower fails to consist of Continuing Directors.

     "COA Finance" means COA Finance Company, LTD, a Bermuda company, and its successors and assigns.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

     "Collateral Documents" means, collectively, all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Obligations or the Guaranty of the Obligations, including,, without limitation, any security agreement and any pledge agreement executed pursuant to the terms of Section 6.17(b).

     "Collateral Shortfall Amount" is defined in Section 8. 1.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its name on Schedule I hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Commitment Fee" is defined in Section 2.6(a).

     "Consolidated EBIT" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense and (ii) expense for taxes paid or accrued, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Consolidated EBITDA" means Consolidated EBIT plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) depreciation and (ii) amortization of intangibles, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Consolidated  Interest Expense" means,  with reference to any period,  the
interest  expense  of  the  Borrower  and  its  Subsidiaries   calculated  on  a
consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net after tax income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period, excluding minority interests and including only dividends actually received by the Borrower from any entity which is not a Subsidiary.

     "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

     "Consolidated Total Debt" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, including all guaranties of the Indebtedness of Persons other than the Borrower and its Subsidiaries and all Off-Balance Sheet Liabilities of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time regardless of the treatment of such guaranties or Off-Balance Sheet Liabilities under Agreement Accounting Principles.

     "Continuing Director" means, as of any date of determination, any member of the board of directors of the Company who (a) was a member of such board of directors on the date hereof, or (b) was nominated for election or elected to such board of directors with the approval of the Continuing Directors who were members of such board at the time of such nomination or election.

     "Conversion/Continuation Notice" is defined in Section 2.10.

     "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

     "Credit Extension Date" means the Borrowing Date for an Advance or the issuance for a Facility LC.

     "Current Ratio" means, as of any date of calculation, the ratio of current assets to current liabilities, calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Default" means an event described in Article VII.

     "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

     "Effective Date" is defined in Section 4.1.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person or any Subsidiary of such Person, would be treated as a single employer under Section 414 of the Code.

     "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Eurodollar  Loan"  means a Loan  which,  except as  otherwise  provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending, Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Facility LC" is defined in Section 2.20. 1.

     "Facility LC Application" is defined in Section 2.20.3.

     "Facility LC Collateral Account" is defined in Section 2.20.11.

     "Facility Termination Date" means June 30, 2006 or any earlier date on which the Aggregate Commitment is reduced to zero (other than amounts in respect of Facility LCs, if any, then outstanding, provided that Borrower shall have funded such amounts in cash in full into the Facility LC Collateral Account as provided in Section 2.2 herein) or otherwise terminated pursuant to the terms hereof.

     "Federal Funds Effective Rate" means for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Elkhart time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Fixed Charge Coverage Ratio" means, with reference to any period, the ratio of (a) the sum of (i) Consolidated EBITDA plus (ii) rentals minus (iii) capital expenditures made in cash to (b) the sum of (i) interest expense plus
(ii) rentals plus (iii) taxes (net of tax refunds received) plus (iv) dividends and distributions on, and redemptions and repurchases of, the Borrower's capital stock exclusive, however, of treasury stock that was repurchased and cancelled before March 31, 2003 plus (v) scheduled payments of principal on all long term Indebtedness, in each case calculated on a consolidated basis for such period.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

     "Floating Rate Loan" means, a Loan which,  except as otherwise  provided in
Section 2.11, bears interest at the Floating Rate.

     "Foreign   Subsidiary"   means  any  Subsidiary  that  is  not  a  Domestic
Subsidiary.

     "Guarantor" means each Subsidiary that has executed or hereafter executes the Guaranty pursuant to the terms of Section 6.17(a), and its successors and assigns.

     "Guaranty" means that certain Subsidiary Guaranty dated as of June 30, 2003, executed by the Guarantors in favor of the Agent, for the ratable benefit of the Lenders, as it may be supplemented, amended or modified and in effect from time to time.

     "Indebtedness" of a Person means, without duplication, (a) the obligations of such Person (i) for borrowed money, (ii) under or with respect to notes payable and drafts accepted which represent extensions of credit (whether or not representing obligations for borrowed money) to such Person, (iii) constituting reimbursement obligations with respect to letters of credit issued for the account of such Person or (iv) for the deferred purchase price of property or services other than current accounts payable arising in the ordinary course of business on terms customary in the trade, (b) the obligations of others, whether or not assumed, secured by Liens on property of such Person or payable out of the proceeds of or production from property now or hereafter owned or acquired by such Person, (c) the Capitalized Lease Obligations of such Person, (d) the obligations of such Person under guaranties by such Person of any Indebtedness (other than obligations for borrowed money incurred to finance the purchase of property leased to such Person pursuant to a Capitalized Lease of such Person) of any other Person, and (e) Off-Balance Sheet Liabilities of such Person. "Indebtedness" shall not include customary repurchase agreements related to dealer stock.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "LC Fee" is defined in Section 2.20.4.

     "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

     "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

     "LC Payment Date" is defined in Section 2.20.5.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes Bank One in its capacity as Swing Line Lender.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.18.

     "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Total Debt outstanding on such date to (ii) Consolidated EBITDA for the: Borrower's then most recently ended four fiscal quarters.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means a Revolving Loan or a Swing Line Loan.

     "Loan Documents" means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.14, the Collateral Documents and the Guaranty.

     "Loan Party" means the Borrower and each Guarantor.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Material Indebtedness" is defined in Section 7.5.

     "Material Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 5% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made, or (ii) is responsible for more than 5% of the consolidated net income of the Borrower and its Subsidiaries as reflected in the Financial statements referred to in clause
(i) above.

     "Material Subsidiary" means any Subsidiary of the Borrower which (i) represents more than 5% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made, or (ii) is responsible for more than 5% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above; provided that a Subsidiary shall not be deemed to be a Material Subsidiary solely as a result of being responsible for more than 5% of the consolidated net income of the Borrower and its Subsidiaries unless such Subsidiary's pre-tax income for the relevant period on an unconsolidated basis was at least $250,000. Notwithstanding the foregoing, COA Finance shall not be deemed to be a Material Subsidiary.

     "Modify" and "Modification" are defined in Section 2.20. 1.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

     "Non-U.S. Lender" is defined in Section 3.5(iv).

     "Note" is defined in Section 2.14.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and, unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

     "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any financing lease or so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Other Taxes" is defined in Section 3.5(ii).

     "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii) an amount equal to its Pro Rata Share of LC Obligations at such time, plus (iv) an amount equal to its Pro Rata share of certain other issued and outstanding letters of credit described on Schedule III hereto.

     "Participants" is defined in Section 12.2. 1.

     "Payment Date" means the last day of each month.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Acquisition" means any Acquisition made by the Borrower or any of its Subsidiaries, provided that (i) as of the date of the consummation of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section. 5.11 shall be true both before and after giving effect to such Acquisition, (ii) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired, (iii) the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Borrower and its Subsidiaries are engaged on the date hereof and is located in the United States or in Canada, and (iv) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means, with respect to any Person, any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such Person, any Subsidiary of such Person or any ERISA Affiliate, or by any other Person if such Person, any Subsidiary of such Person or any ERISA Affiliate could have liability with respect to such pension plan.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Prohibited Transaction" means any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction, the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

     "Purchase Price" means the total consideration and other amounts payable in connection with any Acquisition or Investment, including, without limitation, any portion of the consideration payable in cash, the value of any capital stock or other equity interests of the Borrower or any Subsidiary issued as consideration for such Acquisition or Investment, all Indebtedness, liabilities and contingent obligation incurred or assumed in connection with such Acquisition or Investment and all transaction costs and expenses incurred in connection with such Acquisition or Investment.

     "Purchasers" is defined in Section 12.3. 1.

     "Rate Management Obligations" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors; relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, including such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

     "Required Lenders" means Lenders in the aggregate having at least 66.67% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66.67% of the Aggregate Outstanding Credit Exposure,

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Revolving Loan" means, with respect to a Lender, such Lender's loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made, or
(ii) is responsible for more than 10% of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Swing Line Borrowing Notice" is defined in Section 2.5.2.

     "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $5,000,000 at any one time outstanding.

     "Swing Line Lender" means Bank One or such other Lender which may succeed to its rights and obligations as Swing, Line Lender pursuant to the terms of this Agreement.

     "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.5.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

     "Unfunded Benefit Liabilities" means, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II.
                                   THE CREDITS

     2.1 COMMITMENT. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower and
(ii) participate in Facility LCs issued upon the request of the Borrower, provided that after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

     2.2. REQUIRED PAYMENTS, TERMINATION. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date. Without limiting the generality of the foregoing, if on the Facility Termination Date any Facility LCs are outstanding having expiry dates later than the Facility Termination Date, then on the Facility Termination Date the Borrower shall pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) 105% of the sum of (A) the amount of LC Obligations at such time and (B) the aggregate maximum amount of LC Fees that are accrued and unpaid on the Facility Termination Date or could accrue with respect to such Facility LCs from and after the Facility Termination Date until all such Facility LCs expire on their then applicable expiry dates, assuming no amounts are drawn thereunder, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations. The foregoing sentence shall not apply to any Facility LC as to which the Borrower shall have caused the beneficiary thereof to surrender such Facility LC to the LC Issuer for cancellation to the extent that such Facility LC is undrawn when cancelled.

     2.3. RATABLE LOANS. Each Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares.

     2.4. TYPES OF ADVANCES. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10, or Swing Line Loans selected by the Borrower in accordance with Section 2.5.

     2.5. SWING LINE LOANS.

     2.5.1. AMOUNT OF SWING LINE LOANS. Subject to the provisions of Section 2.5.5, upon the satisfaction of the conditions precedent set forth in Section
4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in
Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender's Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, exceed the Swing Line Lender's Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

     2.5.2. BORROWING NOTICE. The Borrower shall deliver to the Agent and the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than noon (Elkhart time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business
Day), and (ii) the aggregate amount of the requested Swing Line

Loan which shall be an amount not less than $100,000. The Swing Line Loans shall bear interest at the Floating Rate.

     2.5.3. MAKING OF SWING LINE LOANS. Subject to the provisions of Section 2.5.5, promptly after receipt of a Swing Line Borrowing Notice, the Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Elkhart time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing, Line Loan, in funds immediately available in Elkhart, to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Agent's aforesaid address.

     2.5.4. REPAYMENT OF SWING LINE LOANS. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth (5th) Business Day after the Borrowing, Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than noon (Elkhart time) on the date of any notice received pursuant to this
Section 2.5.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Elkhart to the Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.5.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in
Section 2. 10 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.5.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.5.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.5.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

     2.5.5. DISCRETIONARY LENDING. Notwithstanding any term or provision set forth in this Section 2.5 to the contrary, and as acknowledged and understood by Borrower, the making and the decision to make any Swing Line Loan shall be in the sole discretion of the Swing Line Lender.

     2.6. COMMITMENT FEE REDUCTIONS IN AGGREGATE COMMITMENT.

               (a) COMMITMENT FEE. The Borrower agrees to pay to the Agent for the account of each Lender ratably in accordance with their respective Pro Rata shares a commitment fee (the "Commitment Fee") at a per annum rate equal to the Applicable Fee Rate on the daily unborrowed portion of such Lender's Commitment from the Effective Date to and including the Facility Termination Date, payable quarterly in arrears from the Effective Date until the Facility Termination Date.

               (b) REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

     2.7. MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

     2.8. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum amount of $1,000,000 and increments of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans) upon one Business Day's prior notice to the Agent. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and the Swing Line Lender by 11:00 a.m. (Elkhart time) on the date of repayment. The Borrower may from time to time prior to the last day of the Applicable Interest Period pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

     2.9. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Elkhart time) on the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

          (i) the Borrowing Date, which shall be a Business Day, of such Advance,

          (ii) the aggregate amount of such Advance,

          (iii) the Type of Advance selected, and

          (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto,

Not later than noon (Elkhart time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in Elkhart to the Agent at its address specified pursuant to Article
XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.10. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances (other than Swing Line Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.10 or are repaid in accordance with Section
2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefore, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section
2.8 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance (other than a Swing Line Loan) into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Elkhart time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

          (i) the requested date, which shall be a Business Day, of such conversion or continuation,

          (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

          (iii)the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.11. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10 thereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.12. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything, to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum,, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum. and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

     2.13. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Elkhart time) on the date when due and shall (except with respect to repayments of Swing Line Loans, or in the case of Reimbursement
Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to
Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.13 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.20.6

     2.14. NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS.

          (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (ii) The Agent  shall also  maintain  accounts in which it will record
               (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (iii)The entries maintained in the accounts maintained pursuant to paragraphs (1) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

          (iv) Any Lender may request that its Loans be evidenced by a promissory note or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively, substantially in the form of Exhibit C, with appropriate changes for notes evidencing Swing Line Loans (each a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender. Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.15. TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation

Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.16. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Except as set forth in the immediately succeeding sentence, interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Advances and Eurodollar Advances, LC Fees and Facility Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Elkhart time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.17. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS AND INCREASES. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Commitment Increase Request, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.18. LENDING INSTALLATIONS. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LC at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

     2.19. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.20. FACILITY LCS.

     2.20.1. ISSUANCE. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $5,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than one year after its issuance or, in the case of any renewal or extension thereof, one year after such renewal or extension provided, however in all events, that no Facility LC shall be issued, renewed or extended following the Facility Termination Date.

     2.20.2. PARTICIPATIONS. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

     2.20.3. NOTICE. Subject to Section 2.20.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Elkhart time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

     2.20.4. LC FEES. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the initial stated amount, such standby Facility LC, such fee to be payable in advance on the date of issuance of the Facility LC and each anniversary or extension or renewal date, as applicable, thereof.

     2.20.5. ADMINISTRATION; REIMBURSEMENT BY LENDERS. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful in misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Elkhart time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

     2.20.6. REIMBURSEMENT BY BORROWER. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim, for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable

LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.20.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

     2.20.7. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section
2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or In connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.20.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

     2.20.8. ACTIONS OF LC ISSUER. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

     2.20.9. INDEMNIFICATION. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any, and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur, (i) by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary, provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence o f the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.20.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

     2.20.10. LENDERS' INDEMNIFICATION. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability
(except such as result from such indemnities' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnities may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnities hereunder.

     2.20.11. FACILITY LC COLLATERAL ACCOUNT. The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section
8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.20.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by
Section 2.2 or Section 8.1.

     2.20.12. RIGHTS AS A LENDER. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

     2.20.13.  REPLACEMENT  OF LENDER.  If the Borrower is required  pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the Form of Exhibit B and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

                                  ARTICLE III.
                             YIELD PROTECTION; TAXES

     3.1. YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (iii)imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment or Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

     3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk Based Capital Guidelines" means (i) the risk based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5. TAXES.

          (i) All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or
               Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and
               (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

          (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

          (iii)The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefore pursuant to Section 3.6.

          (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive Payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W- 9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause
               (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non- U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps, at the expense of such Non-U.S. Lender, as such Non- U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

          (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          (vii)If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the
               Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including, taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     3.6. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                  ARTICLE IV.
                              CONDITIONS PRECEDENT

     4.1. EFFECTIVENESS. This Agreement shall become effective as of the date hereof (the "Effective Date"). The Lenders shall not be required to make the initial Advance hereunder unless Borrower has furnished Agent with, except as otherwise specifically noted,

          (i) counterparts of this Agreement duly executed by the Borrower and the Required Lenders;

          (ii) the Guaranty, in form and substance satisfactory to the Agent, duly executed by each of the Guarantors;

          (iii)audited   financial   statements   of  the   Borrower   and   its
               consolidated Subsidiaries as of December 31, 2002 and for the fiscal year then ended;

          (iv) such other documents as the Agent or any Lender may reasonably request;

          (v) all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, payment or reimbursement of all expenses required to be paid or reimbursed by the Borrower hereunder. In addition to items (i) through (v) inclusive, the Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Effective Date;

          (vi) certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor Borrower and any Loan Party and which are filed in the offices referred to in paragraph (vii) above, together with copies of such and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Agent, shall not show any such Liens and shall be current as of a recent date not more than 15 days prior to the Effective Date;

          (vii)within no later than thirty (30) days after the Effective Date a copy of the resolutions certified or ratified as of the Effective Date by an Authorized Officer thereof, authorizing (A) in the case of the Borrower, the borrowings hereunder and, in the case of the Borrower and the other Loan Parties, and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

          (viii) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party is or will be a party  and  the  other  documents  to be  executed  and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

          (ix) a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of each Loan Party certifying as to the subsistence in good standing of such Loan Party in such states;

          (x) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the sate of organization of such Loan Party which shall set forth the same complete legal name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction;

          (xi) a copy of any and all amendments to the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party becoming effective after June 28, 2002;

          (xii)an opinion of counsel to the Loan Parties, substantially in the form of Exhibit D;

          (xiii) a copy of the most recent unaudited financial statements of the Borrower and its consolidated subsidiaries, together with a certificate of an Authorized Officer of the Borrower setting forth all (A) existing Indebtedness, (B) pending or threatened litigation or claims and (C) other contingent liabilities of the Borrower and its Subsidiaries, which, in the case of clauses (B) and (C) hereof, could reasonably be expected to have a Material Adverse Effect;

          (xiv)a certificate of an Authorized Officer of the Borrower, certifying the names and true signatures of the persons that are authorized to provide a Borrowing Notice and all other notices under this Agreement and the other Loan Documents;

          (xv) the Credit Agreement dated as of October 1, 2000, as amended from time to time, among the Borrower, the Lenders party thereto and the Agent named therein shall have been terminated, all indebtedness, liabilities and obligations outstanding thereunder shall have been paid in full and all liens, if any, granted thereunder, (however, exclusive of the Security Agreement) shall have been released;

          (xvi)the absence of any Material Adverse Change prior to closing in primary or secondary loan syndication markets or capital markets generally that would impair syndication of the Facility.

     4.2. EACH CREDIT EXTENSION. The Lenders shall not (except as otherwise set forth in Section 2.5.4 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

          (i)  There exists no Default or Unmatured Default.

          (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

          (iii)All  legal  matters   incident  to  the  making  of  such  Credit
               Extension shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice or Swing Line Borrowing Notice, as the case may be, or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.2(i) and (ii) have been satisfied.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     5.1. EXISTENCE AND STANDING. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     5.2. AUTHORIZATION AND VALIDITY. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Loan Parties of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or
(iii) the  provisions  of any
indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4.  FINANCIAL   STATEMENTS.   The  December  31,  2002  and  March,  2003
consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the respective dates such statements were prepared and fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations and cash flows for the respective periods then ended, subject in the case of the March 31, 2003 financial statements to normal year end adjustments and the absence of notes.

     5.5. MATERIAL ADVERSE CHANGE. Since December 31, 2002 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6. TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1996. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7. LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth on Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 5.7, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to In Section 5.4.

     5.8. SUBSIDIARIES. Amended Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries and identifying those Subsidiaries that are Material Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. The Borrower, its Subsidiaries, their ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Borrower, any of its Subsidiaries or any of their EFUSA Affiliates is an employer with respect to any Multiemployer Plan. The Borrower, its Subsidiaries and their ERISA Affiliates have met all of the minimum funding requirements under Section 302 of ERISA and Section 412 of the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement and the other Loan Documents do not constitute a Prohibited Transaction. There are no unfunded benefit liabilities, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of the Borrower, its Subsidiaries or their ERISA Affiliates in excess of $5,000,000 in the aggregate for all such Plans.

     5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12. MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any, of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     5.13. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply with any of the foregoing, which could not reasonably be expected to have a Material Adverse Effect.

     5.14. OWNERSHIP OF PROPERTIES. Except as set forth on Schedule 5.14, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

     5.15. PLAN ASSETS; PROHIBITED TRANSACTIONS. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3 101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to "plan assets" of the Borrower and its Subsidiaries.

     5.16. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.16, neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18.  PUBLIC  UTILITY  HOLDING  COMPANY ACT.  Neither the Borrower nor any
Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19. INSURANCE. The Property of the Borrower and its Subsidiaries is insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar business and owning similar properties.

     5.20. SOLVENCY; NO BANKRUPTCY FILING.

          (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

          (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its
               Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                                  ARTICLE VI.
                                    COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

          (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including a balance sheet as of the end of such period, related statements of income, shareholders' equity and cash flows, accompanied by (a) any management letter prepared by said accountants and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          (ii) Within  45 days  after the  close of the  first  three  quarterly periods of each of its fiscal years, for itself and its Subsidiaries, a consolidated unaudited balance sheet as at the close of each such period and consolidated statements of income and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer, chief accounting officer or treasurer.

          (iii)Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit A and with schedules and attachments satisfactory in form to the Agent, signed by its chief financial officer, chief accounting officer or treasurer, showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

          (v) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer, chief accounting officer or treasurer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

          (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          (vii)Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

          (viii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

          (ix) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     If any information which is required to be furnished to the Lender under this Section 6.1 is required by law or regulation to be filed with a government body or an earlier date, then the information required hereunder shall be furnished to Lenders at such earlier date.

     6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for working capital and other general corporate purposes, provided, however, that proceeds of the Credit Extensions may also be used for Permitted Acquisitions or other Investments permitted by
Section 6.14.

     6.3. NOTICE OF DEFAULT. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and only in substantially the same fields of enterprise as it is presently conducted and, except as otherwise permitted by Section 6.12, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.5. TAXES. The Borrower will, and will cause each Subsidiary to, file on a timely basis, including allowable extensions of time to file, complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by, appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     6.6. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

     6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9. INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

     6.10. DIVIDENDS. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, unless at the time thereof no Default or Unmatured Default has occurred and is continuing or would result therefrom, except that any Subsidiary may declare and pay dividends or make distributions to the Borrower or to another Subsidiary of the Borrower.

     6.11. INDEBTEDNESS. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

          (i)  The Loans and the Reimbursement Obligations.

          (ii) Indebtedness  existing  on  the  date  hereof  and  described  on
               Schedule 6.11.

          (iii)Indebtedness owed by COA Finance to the Borrower and Indebtedness owed by any other Subsidiary to COA Finance, provided that Indebtedness owed by any Guarantor to COA Finance shall be subordinated to the payment of the obligations of such Guarantor pursuant to the Guaranty on terms satisfactory to the Agent in form and substance.

          (iv) Indebtedness owed to the Borrower by any Guarantor.

          (v) Off-Balance Sheet Liabilities other than Rate Management Transactions permitted or required under the terms of this Agreement and guaranties of Indebtedness of Persons other than the Borrower and its Subsidiaries, in each case incurred after receipt by the Lenders of the financial statements of the Borrower and its Subsidiaries for the three month period ending March 31, 2003 pursuant to Section 6.1(ii), provided, in the case of any, such Off-Balance Sheet Liability or guaranty incurred after March 31, 2003 calculated on a pro forma basis as if such Off-Balance Sheet Liability or guaranty had been incurred on the last day of such four fiscal quarter period, as applicable, was not greater than 2.0 to 1.

     6.12. MERGER. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge (i) into the Borrower or a Wholly Owned Subsidiary or (ii) in connection with a Permitted Acquisition.

     6.13. SALE OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

          (i) Sales of inventory and obsolete or excess assets in the ordinary course of business.

          (ii) Leases, sales or other dispositions of its Property, other than notes receivable and accounts receivable, provided that (1) the aggregate value of the Property sold in any calendar year does not exceed 5% of all Property of the Borrower or Subsidiary, as applicable, or (2) the aggregate net income derived from Property sold in any calendar year does not exceed 5% of the net income of the Borrower or Subsidiary, as applicable.

          (iii)Leases,  sales or other  dispositions  of Property  described  in
               Section 6.14(iii) or in Schedule 6.13.

          (iv) Sales of marketable securities and real estate being held for resale.

     6.14. INVESTMENTS AND ACQUISITIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefore, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition, except:

          (i)  Cash Equivalent Investments.

          (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.14.

          (iii)Investments in corporate preferred stock rated A or better by S&P or A2 or better by Moody's at the time of investment therein, not exceeding $25,000,000 in the aggregate at any time, including any such Investments described in Schedule 6.14.

          (iv) Investments in any Guarantor.

          (v) Permitted Acquisitions and other Investments in joint ventures or minority interests in other Persons, provided that not less than ten days prior to the consummation of any Permitted Acquisition, the Borrower shall have delivered to the Agent, in form and substance reasonably satisfactory to the Agent, a pro forma consolidated balance sheet, income statement and cash flow statement of the Borrower and its Subsidiaries (the "Acquisition Pro Forma"), based on the Borrower's most recent financial statements delivered pursuant to Section 6.1(i) or (ii), which shall be complete and shall fairly present, in all material respects, the financial position, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles, but taking into account such
               Permitted Acquisition, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, the Borrower would have been in compliance with the financial covenants set forth in Section
               6.18 for the four fiscal quarter period (the "Pro Forma Period") reflected in the compliance certificate most recently delivered to the Agent pursuant to Section 6.1(iii) prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition as if made on the first day of such period). Cash used by the Borrower and its Subsidiaries as part or all of the Purchase Price for any Permitted Acquisition or other Investment pursuant to this Section 6.14(v) shall not exceed $30,000,000 in the aggregate on a cumulative basis for all such Investments. All Indebtedness incurred by the Borrower and its Subsidiaries as part or all of the Purchase Price for any such Investment must comply with Section 6.11.

          (vi) Investments  consisting of Indebtedness permitted by Section 6.11
               (iii).

     6.15. LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

          (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

          (iii)Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

          (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

          (v)  Liens existing on the date hereof and described on Schedule 6.15.

          (vi) Liens securing Indebtedness permitted by Section 6.11 (vi).

          (vii)Liens granted pursuant to any Collateral Document to secure the Obligations or the obligations of the Guarantors under the Guaranty.

     6.16. AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

     6.17. GUARANTORS; PLEDGE OF STOCK OF FOREIGN SUBSIDIARIES.

               (a) GUARANTORS. The Borrower shall cause each Material Subsidiary that is a Domestic Subsidiary and each Domestic Subsidiary acquired pursuant to a Permitted Acquisition, within ten days after such Domestic Subsidiary becomes a Material Subsidiary or is so acquired, to become a Guarantor by delivering to the Agent a duly executed Guaranty, together with such supporting documentation, including authorizing resolutions and opinions of counsel and such documents as the Agent may reasonably request and in form and substance reasonably satisfactory to the Agent.

               (b)  PLEDGE  OF  STOCK.   At  any  time  prior  to  the  Facility
          Termination Date upon Agent's request, in its sole discretion, the --------------- Borrower shall pledge, or cause one or more of its Domestic Subsidiaries to pledge, to the Agent, for the ratable benefit of the Lenders, 65% of the capital stock or other equity interests held by the Borrower and its Domestic Subsidiaries of each Foreign Subsidiary that is a Material Subsidiary or is acquired pursuant to a Permitted Acquisition within ten days after such Foreign Subsidiary becomes a Material Subsidiary or is so acquired, pursuant to one or more pledge agreements (each a "Pledge Agreement"), in each case together with supporting documentation, including authorizing resolutions and opinions of counsel (including counsel from the jurisdiction of organization of such Foreign Subsidiary), as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent.

     6.18. FINANCIAL COVENANTS.

     6.18.1. FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Fixed Charge Coverage Ratio, determined as of June 30, 2003 for the prior four fiscal quarters, and as of the end of each of its fiscal quarters thereafter for the then most-recently ended four fiscal quarter period to be less than 1.25 to 1.0.

     6.18.2. LEVERAGE RATIO. The Borrower will not permit the ratio, determined as of June 30, 2003 of (i) Consolidated Total Debt to (ii) Consolidated EBITDA for the then most recently ended three fiscal quarter period to be greater than
2.0 to 1.0.

     6.18.3.  MINIMUM  NET  WORTH.  The  Borrower  will  at all  times  maintain
Consolidated Net Worth of not less than the sum of (i) $185,000,000 plus (ii) 50% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending June 30, 2003 (without deduction for losses) plus (iii) the amount of any addition to the consolidated shareholders' equity of the Borrower and its Subsidiaries at any time resulting from the issuance or sale of any capital stock or other equity interests by the Borrower after the date of this Agreement.

     6.18.4. CURRENT RATIO. The Borrower will not permit the Current Ratio at any time to be less than 1.5 to 1.0.

     6.19. BANK ACCOUNTS. The Borrower will at all times maintain its primary concentration and disbursement accounts with a Lender.

     6.20. COA FINANCE. The Borrower will not permit COA Finance to have any material liabilities other than Indebtedness owed to the Borrower or to own any material Property other than Investments consisting of loans to other Subsidiaries of the Borrower and Cash Equivalent Investments, provided that Cash Equivalent Investments held by COA Finance shall not exceed $500,000 in the aggregate at any time.

     6.21. PREPAYMENT OF OTHER DEBT. Except for the Obligations as permitted in this Agreement, Borrower will not, and will not permit any of its Subsidiaries, to make any voluntary or optional payment or prepayment or redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness or make any payment or prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or giving any notice with respect to any of the foregoing.

     6.22. CERTAIN AGREEMENTS. Borrower will not, and will not permit any of its Subsidiaries to, agree to any amendment or other change to or waiver of any of its rights under any material contract if the effect thereof (A) would be adverse to the rights or interests of the Agent or any Lender, (B) would impair any Loan Party's ability to conduct any aspect of its business or perform or satisfy any representation, warranty or covenant contained in this Agreement or any other Loan Document, or (C) would adversely affect the financial condition of the Borrower or any Subsidiary.

                                  ARTICLE VII.
                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any Facility Fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     The breach by the Borrower of any of the terms or provisions of Sections 6.2, 6.3, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19 or
6.20; or the breach by the Borrower of any of the terms or provisions of Section
6.1 which is not remedied within five Business Days after written notice from the Agent or any Lender.


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


     The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within 30 days after written notice from the Agent or any Lender.

     Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $5,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material
Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof, or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fall to contest in good faith any appointment or proceeding described in Section 7.7.

     Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

     Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money (except to the extent covered by insurance as to which the insurer has not disclaimed coverage) in excess of $5,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

     A Reportable Event shall occur that results in or could result in liability of the Borrower, any Subsidiary of the Borrower or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within ten (10) days after the occurrence thereof, or any Reportable Event shall occur which could constitute grounds for termination of any Plan of the Borrower, its Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within ten (10) days after the occurrence thereof; or the Borrower, any Subsidiary of the Borrower or any of their ERISA Affiliates shall file a notice of intent to terminate a Plan or other proceedings shall be instituted to terminate a Plan; or the Borrower, any Subsidiary of the Borrower or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Borrower, its Subsidiaries or their ERISA Affiliates; or any Person shall engage in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Borrower, any Subsidiary of the Borrower, any of their ERISA Affiliates, any Plan of the Borrower, its Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or the Borrower, any Subsidiary of the Borrower or any of their ERISA Affiliates shall fail to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code, which failure results in or could result in liability of the Borrower, any Subsidiary of the Borrower or any of their ERISA Affiliates to the PBGC or any Plan; or the Borrower, any of its Subsidiaries or any of their ERISA Affiliates shall withdraw from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or the Borrower, any of its Subsidiaries or any of their ERISA Affiliates shall become an employer with respect to any Multiemployer Plan without the prior written consent of the Required Lenders.

     The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect and is not remedied within 30 days.

     Any Change in Control shall occur.

     The Guaranty shall fail to remain in full force or effect as to any Guarantor or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Guaranty, or any Guarantor shall deny that it has any further liability under the Guaranty, or shall give notice to such effect.

     Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fall to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document.

     Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "Rate Management Transactions," whether or not any Lender or Affiliate of a Lender is a party thereto.

     Borrower or any other Loan Party fails to deliver to Agent, as of the deadline specified therein, the items stated in Section 4.1(vii).

                                 ARTICLE VIII.
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. ACCELERATION; FACILITY LC COLLATERAL ACCOUNT.

          (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

          (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

          (iii)The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

          (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

          (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. AMENDMENTS. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

          (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

          (ii) Reduce the percentage specified in the definition of Required Lenders.


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


          (iii)Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

          (iv) Amend this Section 8.2.

          (v) Release any Guarantor or, except as provided in the Loan Documents, release all or substantially all of the collateral covered thereby.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender. No amendment of any provisions relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any, other party to this Agreement.

     8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                  ARTICLE IX.
                               GENERAL PROVISIONS

     9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

     9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

     9.5. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9. 10 and 10. 11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6. EXPENSES; INDEMNIFICATION.

          (i) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees, time charges and expenses of attorneys for the Agent, paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet) review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out of pocket expenses (including reasonable attorneys' fees, time charges and expenses of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents.

          (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefore whether or not the Agent, the Arranger, the LC Issuer or any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, except to the extent that any of the foregoing is due to the gross negligence or willful misconduct of the party seeking indemnification. The


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


               obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

     9.7. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.8. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10. NONABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders, the LC Issuers and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC , Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11. CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

     9.12. NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

     9.13. DISCLOSURE. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

                                   ARTICLE X.
                                    THE AGENT

     10.1. APPOINTMENT; NATURE OF RELATIONSHIP. Bank One, Indiana, N.A. is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this
Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-102 of Revised Article 9 of the Uniform Commercial Code and (ill) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction due to the gross negligence or willful misconduct of such Person.

     10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warrant, or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation,


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


perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders ratably against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan
Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section
10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     10.11. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13. AGENT AND ARRANGER FEES. The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated May 22, 2003, or as otherwise agreed from time to time.

     10.14. DELEGATION TO AFFILIATES. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

     10.15. COLLATERAL RELEASES. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral Documents which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

                                  ARTICLE XI.
                            SETOFF; RATABLE PAYMENTS

     11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII.
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2. PARTICIPATIONS.

     12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

     12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, with the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

     12.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall anticipating retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3. ASSIGNMENTS.

     12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent and the LC Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof, provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

     12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit B (a "Notice of Assignment"), together with any consents required by Section 12.3. 1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan
Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports, provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                 ARTICLE XIII.
                                     NOTICES

     13.1. NOTICES. Except as otherwise permitted by Section 2.15 with respect to Borrowing Notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under
Article II shall not be effective until received.

     13.2. CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV.
                                  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                  ARTICLE XV.
          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF INDIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF INDIANA OR INDIANA STATE COURT SITTING IN ELKHART COUNTY, INDIANA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN ELKHART COUNTY, INDIANA OR THE CITY IN WHICH THE PRINCIPAL OFFICE OF THE AGENT, THE LC ISSUER OR SUCH LENDER OR AFFILIATE, AS THE CASE MAY BE, IS LOCATED.

     15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER

(WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Credit Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       COACHMEN INDUSTRIES, INC.



                                       By:   //THOMAS J. MARTINI
                                       Name:  Thomas J. Martini
                                       Title:     Treasurer


                                       By:   //JOSEPH P. TOMCZAK
                                       Name:  Joseph P. Tomczak
                                       Title      Chief Financial Officer



                                       BANK ONE, INDIANA, N.A., as a Lender,
                                       as the LC Issuer and as Administrative
                                       Agent



                                       By:   //KURT E. MEIBEYER
                                       Name:  Kurt E. Meibeyer
                                       Title:  First Vice President



                                       NATIONAL CITY BANK OF INDIANA,
                                       as a Lender


                                       By:   //ROBERT E. NORELL JR.
                                       Name:  Robert E. Norell Jr.
                                       Title:  Vice President

                                    EXHIBIT A

                         FORM OF COMPLIANCE CERTIFICATE

To:      The Lenders Parties to the
         Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of June 30, 2003 (as the same may be amended, modified, renewed or extended from time to time, the "Credit Agreement") among Coachmen Industries, Inc. (the "Borrower"), the lenders party thereto (the "Lenders") and Bank One, Indiana, N.A., as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1. I am the duly elected _________ of the Borrower;

     2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries, including, without limitation, the Guarantors, during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct; and

     5. Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the status of compliance.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

         --------------------------------------------------------------
         --------------------------------------------------------------
         --------------------------------------------------------------
         --------------------------------------------------------------
         --------------------------------------------------------------

     The foregoing  certifications,  together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of _______________, 20_____.


     ______________________________

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                     Compliance as of ________, _______ with
                Provisions of Section 6.11, 6.13, 614 and 6.18 of
                              the Credit Agreement

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                    Attached

                                    EXHIBIT B

                          FORM OF ASSIGNMENT AGREEMENT

     This   Assignment   Agreement   (this   "Assignment   Agreement")   between
_______________   (the   "Assignor")   and   ____________________________   (the
"Assignee") is dated as of __________ 200___. The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as may be amended, modified, renewed or extended from time to time are herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Outstanding Credit Exposure, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

     3. EFFECTIVE DATE. The, effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

     4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Outstanding Credit Exposure hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest, Reimbursement Obligations and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Outstanding Credit Exposure assigned to the Assignee hereunder and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

     6. REPRESENTATIONS OF THE ASSIGNOR, LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the
Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any Guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any Guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and
(ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

     8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Indiana.

     9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     10. COUNTERPARTS, DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

     IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule I hereto as of the date first above written.

                                   SCHEDULE 1
                             to Assignment Agreement

1. Description and Date of Credit Agreement: Credit Agreement, dated as of June 30, 2003, among Coachman Industries, Inc., the Lenders party thereto as "Lenders", and Bank One, Indiana, N.A., as Agent for the Lenders.

2.   Date of Assignment Agreement: ______________________, 20____

3.   Amounts (As of Date of Item 2 above):

          a.   Assignee's percentage
               Of the Facility purchased
               Under the Assignment
               Agreement                      _____% (percentage to be taken 10
                                              decimal places)

          b.   Amount of the Facility
               Purchased under the
               Assignment Agreement           $__________

4. Assignee's Commitment (or Outstanding Credit Exposure with respect to terminated Commitments) purchased hereunder:

                                                        $________________
5.   Proposed Effective Date:                           _________________

6.   Non-standard Recordation Fee Arrangement           [N/A]

                                                   [Assignor Assignee
                                                   to pay 100% of fee]
                                                   [Fee waived by Agent]

Accepted and Agreed:

[NAME OF ASSIGNOR]                        [NAME OF ASSIGNEE]

By:                                       By:
   -----------------------------------       -----------------------------------

Title:                                    Title:
      --------------------------------          --------------------------------

ACCEPTED AND CONSENTED TO BY*               ACCEPTED AND CONSENTED TO BY*
COACHMEN INDUSTRIES, INC.                   BANK ONE, INDIANA, N.A., as Agent

By:                                         By:
     ----------------------------------          -------------------------------

Title:                                      Title:
       --------------------------------            -----------------------------

*Delete if not required by Credit Agreement

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee

                                    EXHIBIT C

                             FORM OF PROMISSORY NOTE

     COACHMEN INDUSTRIES, INC., an Indiana corporation (the "Borrower"), promises to pay to the order of __________________________________ (the
"Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, Indiana, N.A., as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and entitled to the benefits of, the Credit Agreement dated as of June 30, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and Bank One, Indiana, N.A., as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                   COACHMEN INDUSTRIES, INC.



                                   By:
                                      ------------------------------------------


                                   Print Name:
                                              ----------------------------------


                                   Title:
                                         ---------------------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                       NOTE OF COACHMEN INDUSTRIES, INC.,
                            DATED _________________,



      Date       Principal      Maturity       Principal      Unpaid
                 Amount of     of Interest      Amount        Balance
                   Loan          Period          Paid

   -----------   ----------    ------------    ----------     --------

                                    EXHIBIT D
                                 FORM OF OPINION




                                                                ----------, ----




The Agent and the Lenders who are parties to the Credit Agreement described below.


Gentlemen/Ladies:

     We are counsel  for  _____________  (the  "Borrower")  and  _______________
("Subsidiaries"), and have represented the Borrower and subsidiaries in connection with the execution and delivery of a Credit Agreement dated as of _______________ (the "Agreement") among the Borrower, the Lenders named therein, and Bank One, NA, as Agent, and providing for Advances in an aggregate principal amount not exceeding $________ at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

     We have examined Borrower's **[describe constitutive documents of Borrower and appropriate evidence of authority to enter into the transaction]**, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

     1. Each of the Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     2. The execution and delivery by the Borrower of the Loan Documents and each Subsidiary of the Subsidiary Guaranty and the performance by the Borrower and Subsidiaries of their respective obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Borrower and each Subsidiary, as applicable, and will not:

          (a) require any consent of the Borrower's or Subsidiaries shareholders or members (other than any such consent as has already been given and remains in full force and effect).

          (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

          (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

     3. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

     4. The Subsidiary Guarantys have been duly executed and delivered by the Subsidiary and constitute legal, valid and binding obligations of each Subsidiary enforceable against the Subsidiary in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

     5. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     6. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance of the Borrower of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.

                                            Very truly yours,

                               SUBSIDIARY GUARANTY

     THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of June 30, 2003, by each of the undersigned (collectively, together with any Guarantor that becomes a party hereto pursuant to Section 20 below, the "Subsidiary Guarantors") in favor of the Agent, for the benefit of the Lenders (as each is defined below),

                                   WITNESSETH:

     WHEREAS, Coachmen Industries, Inc., an Indiana corporation (the "Principal"), Bank One, Indiana, N.A., a national banking association ("Bank One"), as Agent (the "Agent"), and certain other Lenders from time to time party thereto (the "Lenders") have entered into a Credit Agreement dated as of June 30, 2003, (as the same may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal;

     WHEREAS, it is a condition precedent to the Agent and the Lenders executing the Credit Agreement that each of the Subsidiary Guarantors execute and deliver this Guaranty whereby each of the Subsidiary Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below; and

     WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lenders and the Agent to enter into to the Credit Agreement, and the Lenders and their Affiliates to enter into one or more Rate Management Transactions with the Principal, and because each Subsidiary Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Subsidiary Guarantors is willing to guarantee the obligations of the Principal under the Credit Agreement, any Notes, any Rate Management Transaction, and the other Loan Documents;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.1 SELECTED TERMS USED HEREIN.

     "Guaranteed Obligations" is defined in Section 3 below.

     SECTION 1.2 TERMS IN CREDIT AGREEMENT. Other capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement.

     SECTION 2.1 REPRESENTATIONS AND WARRANTIES. Each of the Subsidiary Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date under the Credit Agreement) that:

          (a) It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          (b) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the, enforcement of creditors' rights generally.

          (c) Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Subsidiary Guarantor or a subsidiary thereof pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

     SECTION 2.2 COVENANTS. Each of the Subsidiary Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement, any Rate Management Transaction remains in effect or any of the Guaranteed Obligations shall remain unpaid, that it will, and, if necessary, will enable the Principal to, fully comply with those covenants and agreements set forth in the Credit Agreement.

     SECTION 3 THE GUARANTY. Subject to Section 9 hereof, each of the Subsidiary Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of all obligations of the Principal under the Credit Agreement and the Rate Management Obligations, including, without limitation, any such obligations or Rate Management Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Principal to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay to the Agent for the benefit of the Lenders and, if applicable, their

Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note, any Rate Management Transaction or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. Each of the Subsidiary Guarantors waives any right to require the Lender to sue the Principal, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

     SECTION  4  GUARANTY  UNCONDITIONAL.  Subject  to  Section  9  hereof,  the obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

          (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document;

          (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, any Rate Management Transaction, any other Loan
     Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

          (iv) any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Guaranteed Obligations;

          (v) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Principal, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

          (vi) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Rate Management Transaction, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document;

          (vii) the failure of any other Subsidiary Guarantor to sign or become a party to this Guaranty or any amendment, change or reaffirmation hereof, or

          (viii) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor's obligations hereunder.

     SECTION 5 DISCHARGE ONLY UPON PAYMENT IN FULL: REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each of the Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full, the Commitments under the Credit Agreement shall have terminated or expired and all Rate Management Transactions have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement, any Rate Management Transaction or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     SECTION 6 WAIVERS. Each of the Subsidiary Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of any of the Guaranteed Obligations, or any other Person.

     SECTION 7 SUBROGATION. Each of the Subsidiary Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated and all Rate Management Transactions have terminated or expired.

     SECTION 8 STAY OF ACCELERATION. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

     SECTION 9 CONTRIBUTION, SUBORDINATION OF INTERCOMPANY INDEBTEDNESS.

     (a) To the extent that any Subsidiary Guarantor shall make a payment under this Guaranty (a "Subsidiary Guarantor Payment") which, taking into account all other Subsidiary Guarantor Payments then previously or concurrently made by any other Subsidiary Guarantor, exceeds the amount which such Subsidiary Guarantor would otherwise have paid if each Subsidiary Guarantor had paid the aggregate Obligations satisfied by such Subsidiary Guarantor Payment in the same proportion that such Subsidiary Guarantor's "Allocable Amount" (as defined below) (as determined immediately prior to such Subsidiary Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Subsidiary Guarantors as determined immediately prior to the making of such Subsidiary Guarantor Payment, then following indefeasible payment in full in cash of the Guaranteed Obligations, termination of the Commitments and termination or expiration of all Rate Management Transactions, such Subsidiary Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Subsidiary Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Subsidiary Guarantor Payment. As of any date of determination, the "Allocable Amount" of any Subsidiary Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Subsidiary Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

     (b) This Section 9 is intended only to define the relative rights of the Subsidiary Guarantors and nothing set forth in this Section 9 is intended to or shall impair the obligations of the Subsidiary Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Subsidiary Guarantor to which such contribution and indemnification is owing. The rights of the indemnifying Subsidiary Guarantors against other Subsidiary Guarantors under this Section 9 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

     (c) Each Guarantor agrees that any and all claims of such Guarantor against either the Principal or any other Guarantor hereunder (each, an "OBLIGOR") with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing such Guarantor may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from the Principal and each other Guarantor to the extent permitted by the terms of the Credit Agreements and the other Loan Documents. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor (whether constituting part of any collateral given  to the  Agent to  secure  payment  of all or any  part of the Guaranteed Obligations or otherwise) shall be and are subordinated to the rights of the Lenders and the Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document among the Principal, the Lenders and the Agent, or any of them, have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an "INSOLVENCY EVENT"), any Payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Agent for application on any of the Guaranteed Obligations due or to become due, until such Guaranteed Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document among the Company, the Agent and the Lenders, or any of them, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall forthwith deliver the same to the Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Lenders. If any such Guarantor fails to make any such endorsement or assignment to the Agent, the Agent or any of its, officers or employees are irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Company, the Agent and the Lenders have been terminated, no Guarantor will assign or transfer to any Person (other than the Agent) any claim any such Guarantor has or may have against any Obligor.

     SECTION 10 APPLICATION OF PAYMENTS. All payments received by the Agent hereunder shall be applied by the Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

     (a) FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Agent in connection with any collateral securing the Guaranteed Obligations;

     (b) SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;


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


     (c) THIRD, to payment of the principal of the Guaranteed Obligations and the net early termination payments and any other Rate Management Obligations then due and unpaid from the Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal and such net early termination payments and other Rate Management Obligations then due and unpaid owing to each of them; and

     (d) FOURTH, to payment of any Guaranteed Obligations (other than those listed above) pro rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

     SECTION 11 NOTICES. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Article XIII of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

     SECTION 12 NO WAIVERS. No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note, any Rate Management Transaction and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 13 NO DUTY TO ADVISE. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Principal's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Subsidiary Guarantors assumes and incurs under this Guaranty, and agrees that neither the Agent nor any Lender has any duty to advise any of the Subsidiary Guarantors of information known to it regarding those circumstances or risks.

     SECTION 14 SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, any Rate Management Transaction, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.


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


     SECTION 15 CHANGES IN WRITING. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Agent with the consent of the Required Lenders.

     SECTION 16 COSTS OF ENFORCEMENT. Each of the Subsidiary Guarantors agrees to pay all costs and expenses including, without limitation, all court costs and attorneys' fees and expenses paid or incurred by the Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Principal, the Subsidiary Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.

     SECTION 17 GOVERNING LAW, SUBMISSION TO JURISDICTION, WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF INDIANA. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF INDIANA AND OF ANY INDIANA STATE COURT SITTING IN ELKHART COUNTY, INDIANA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, AND THE AGENT AND THE LENDERS ACCEPTING TIES GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 18 TAXES. ETC. All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes), provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith (i) pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

     SECTION 19 SETOFF. Without limiting the rights of the Agent or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Agent and the Lenders to apply any sums standing to the credit of the Guarantor with the Agent or any Lender or any Lending Installation of the Agent or any Lender toward the payment of the Guaranteed Obligations.

     SECTION 20 SUPPLEMENTAL GUARANTORS. Pursuant to Section 6.17(a) of the Credit Agreement, Material Subsidiaries shall become obligated as Subsidiary Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to the Agent (with sufficient copies for the Agent and each of the Lenders) a Subsidiary Guaranty in a form substantially similar to this form of Subsidiary Guaranty (with blanks appropriately completed) together with such additional supporting documentation required pursuant to Section 6.17(a) of the Credit Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

                                      ALL AMERICAN HOMES OF INDIANA, LLC
                                      COACHMEN RECREATIONAL
                                      VEHICLE COMPANY, LLC
                                      GEORGIE BOY MANUFACTURING, LLC
                                      COACHMEN RECREATIONAL
                                      VEHICLE COMPANY OF GEORGIA, LLC
                                      ALL AMERICAN HOMES OF IOWA, LLC
                                      ALL AMERICAN HOMES OF KANSAS, LLC
                                      ALL AMERICAN HOMES OF NORTH
                                       CAROLINA, LLC
                                      ALL AMERICAN HOMES OF OHIO, LLC
                                      MILLER BUILDING SYSTEMS, INC.
                                      MOD-U-KRAF HOMES, LLC
                                      ___________________________________
                                      ___________________________________
                                      ___________________________________



                                      By: //THOMAS J. MARTINI
                                      Name: Thomas J. Martini
                                      Title:   Treasurer


                                      By: //RICHARD M. LAVERS
                                      Name: Richard M. Lavers
                                      Title:  Secretary

                               Subsidiary Guaranty








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